            PURCHASE AND SALE AGREEMENT - NON-CPU OUTSIDE HUERFANO

                                BY AND BETWEEN

                       AMOCO PRODUCTION COMPANY, SELLER

                                      AND

                       EVERGREEN RESOURCES, INC., BUYER


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                                     INDEX
                                     -----

Article 1.   DEFINITIONS                                               1

Article 2.   TRANSFER OF THE PROPERTIES
   2.1       Sale and Purchase                                         5

Article 3.   PURCHASE PRICE
   3.1       Purchase Price                                            5

Article 4.   TITLE REVIEW
   4.1       Buyer's Waiver of Title Defects                           5

Article 5.   INSPECTION OF PREMISES
   5.1       Buyer's Waiver of Environmental Defects                   6

Article 6.   ACCOUNTING
   6.1       Revenues, Expenses and Capital Expenditures               6
   6.2       Taxes                                                     6
   6.3       Obligations and Credits                                   7
   6.4       Miscellaneous Accounting                                  7
   6.5       Final Accounting Settlement                               7
   6.6       Post-Final Accounting Settlement                          8

Article 7.   CASUALTY AND CONDEMNATION
   7.1       Casualty and Condemnation                                 8

Article 8.   INDEMNITIES
   8.1       Opportunity for Review                                    8
   8.2       Seller's Indemnity Obligation                             8
   8.3       Buyer's Indemnity Obligation                              9
   8.4       Asbestos and NORM                                         9
   8.5       Notice and Cooperation                                   10
   8.6       Defense of Claims                                        10
   8.7       Waiver of Certain Damages                                11
   8.8       Limitation on Indemnities                                11

Article 9.   WARRANTIES AND DISCLAIMERS
   9.1       Special Warranty of Title                                11
   9.2       Disclaimer - Representations and Warranties              11
   9.3       Disclaimer - Statements and Information                  12

Article 10.  SELLER'S REPRESENTATIONS AND WARRANTIES
   10.1      Organization and Good Standing                           12
   10.2      Corporate Authority; Authorization of Agreement          12
   10.3      No Violations                                            13


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   10.4      Absence of Certain Changes                               13
   10.5      Operating Costs                                          14
   10.6      Litigation                                               14
   10.7      Bankruptcy                                               14
   10.8      Royalties                                                14
   10.9      No Demands                                               14
   10.10     Information                                              14
   10.11     Government Licenses                                      14

Article 11.  BUYER'S REPRESENTATIONS AND WARRANTIES
   11.1      Organization and Good Standing                           15
   11.2      Corporate Authority; Authorization of Agreement          15
   11.3      No Violations.                                           15
   11.4      SEC Disclosure                                           16
   11.5      Independent Evaluation                                   16
   11.6      Buyer's Reliance                                         16

Article 12.  ADDITIONAL AGREEMENTS
   12.1      Covenants of Seller                                      16
   12.2      Notice of Loss                                           16
   12.3      Subsequent Operations                                    16
   12.4      Buyer's Assumption of Obligations                        17
   12.5      Records                                                  17
   12.6      License Agreement                                        17
   12.7      Litigation Agreement                                     17

Article 13.  ANTITRUST NOTIFICATION
   13.1      Antitrust Notification                                   18

Article 14.  SPECIAL USE PERMIT
   14.1      SPU 94-013                                               18

Article 15.  CONFIDENTIALITY AGREEMENT
   15.1      Confidentiality Agreement.                               18

Article 16.  THE CLOSING
   16.1      Closing                                                  19
   16.2      Obligations of Seller at Closing                         19
   16.3      Obligations of Buyer at Closing                          20

Article 17.  MISCELLANEOUS
   17.1      Notices                                                  20
   17.2      Conveyance Costs                                         21
   17.3      Brokers' Fees                                            22
   17.4      Further Assurances                                       22
   17.5      Survival of Representations and Warranties               22


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   17.6      Amendments and Severability                              22
   17.7      Successors and Assigns                                   23
   17.8      Headings                                                 23
   17.9      Governing Law                                            23
   17.10     No Partnership Created                                   23
   17.11     Public Announcements                                     23
   17.12     No Third Party Beneficiaries                             23
   17.13     Deceptive Trade Practices                                23
   17.14     Tax Deferred Exchange Election                           24
   17.15     Not to be Construed Against Drafter                      24
   17.16     Conspicuousness of Provisions                            24
   17.17     Arbitration                                              24
   17.18     Execution in Counterparts                                25
   17.19     Entire Agreement                                         25


                                   EXHIBITS
                                   --------

EXHIBIT "A" -  PROPERTIES
EXHIBIT "B" -  EXCLUDED PROPERTIES
EXHIBIT "C" -  LITIGATION
EXHIBIT "D" -  ASSIGNMENT AND BILL OF SALE
EXHIBIT "E" -  CERTIFICATE
EXHIBIT "F" -  LETTERS-IN-LIEU
EXHIBIT "G" -  OPINION OF COUNSEL
EXHIBIT "H" -  NON-FOREIGN AFFIDAVIT
EXHIBIT "I" -  LICENSE AGREEMENT
EXHIBIT "J" -  LITIGATION AGREEMENT








                                     iii
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             PURCHASE AND SALE AGREEMENT - NON-CPU OUTSIDE HUERFANO

    THIS PURCHASE AND SALE AGREEMENT - NON-CPU OUTSIDE HUERFANO (this "Agreement") is dated the 1st day of July, 1998, by and between AMOCO PRODUCTION COMPANY, a Delaware corporation, with an office at 501 WestLake Park Boulevard, Houston, Texas 77079 (hereinafter referred to as "Seller") and EVERGREEN RESOURCES, INC., a Colorado corporation, with an office at 1401 17th Street, Suite 1200, Denver, Colorado 80202 (hereinafter referred to as "Buyer"), and is based on the following premises:

    WHEREAS, Seller desires to sell, assign and convey to Buyer and Buyer desires to purchase and accept certain oil and gas properties and related interests; and

    WHEREAS, the parties have reached agreement regarding such sale and purchase.

    NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, Seller and Buyer agree as follows:

                            ARTICLE 1. DEFINITIONS

1. DEFINITIONS: In this Agreement, capitalized terms have the meanings provided in this Article, unless expressly provided otherwise in other Articles. All defined terms include both the singular and the plural. All references to Articles refer to Articles in this Agreement, and all references to Exhibits refer to Exhibits attached to and made a part of this Agreement.

    1.1  "AAA" has the meaning set forth in Article 17.17.

    1.2  "ACCOUNTING REFEREE" has the meaning set forth in Article 6.5.

    1.3 "AFFILIATE" means any entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the entity specified. Control means ownership of at least forty-nine percent (49%) of the voting stock of such entity.

    1.4  "ARBITRABLE DISPUTE" has the meaning set forth in Article 17.17.

    1.5  "ASSIGNMENT AND BILL OF SALE" means a document in the form of Exhibit
"D".

    1.6 "BUSINESS DAY" means a Day excluding Saturdays, Sundays and U.S. legal holidays.


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    1.7   "CERTIFICATE" means a document in the form of Exhibit "E".

    1.8 "CLAIM" OR "CLAIMS" means any and all claims, demands, suits, causes of action, losses, damages, liabilities, fines, penalties and costs (including attorneys' fees and costs of litigation) which are brought by or owed to a Third Party.

    1.9   "CLAIM NOTICE" has the meaning set forth in Article 8.5.

    1.10  "CLAIMANT" has the meaning set forth in Article 17.17.

    1.11 "CLOSE" OR "CLOSING" means the consummation of the transfer of title to the Properties to Buyer, including execution and delivery of all documents provided herein.

    1.12 "CLOSING DATE" means July, 1 1998, or such other date as may be mutually agreed upon by the parties.

    1.13 "DAY" means a calendar day consisting of twenty-four (24) hours from midnight to midnight.

    1.14 "EFFECTIVE TIME" means July 1, 1998, at 7:00 a.m., local time where the Properties are located.

    1.15 "ENVIRONMENTAL CLAIMS" means all Claims for pollution or environmental damages of any kind, including without limitation, those relating to: (a) remediation or clean-up thereof; (b) damages to or loss of any property or resources, and/or (c) injury or death of any person(s) whomesoever; including without limitation, Claims relating to: (i) breach or violation of Environmental Laws, common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass, or fault imposed by statute, rule, regulation or otherwise, (ii) costs associated with remediation or clean-up, and/or (iii) fines or penalties associated with any of the foregoing.

    1.16 "ENVIRONMENTAL LAWS" means all laws, statutes, ordinances, permits, orders, judgments, rules or regulations which are promulgated, issued or enacted by a governmental entity or tribal authority having appropriate jurisdiction that: (a) relate to the prevention of pollution or environmental damage, (b) the remediation of pollution or environmental damage, and/or (c) the protection of the environment generally; including without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substance and Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the


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Hazardous and the Solid Waste Amendments Act of 1984, as amended, and the Oil
Pollution Act of 1990, as amended.

    1.17  "FINAL ACCOUNTING SETTLEMENT" has the meaning set forth in Article
6.5.

    1.18  "FINAL SETTLEMENT DATE" has the meaning set forth in Article 6.5.

    1.19 "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    1.20 "LAWS" means laws, statutes, ordinances, permits, decrees, orders, judgments, rules or regulations (including without limitation Environmental
Laws) which are promulgated, issued or enacted by a governmental entity or tribal authority having appropriate jurisdiction.

    1.21  "LETTERS-IN-LIEU" means a document in the form of Exhibit "F".

    1.22  "LICENSE AGREEMENT" means a document in the form of Exhibit "I"

    1.23  "LITIGATION AGREEMENT" means a document in the form of Exhibit "J".

    1.24  "NON-FOREIGN AFFIDAVIT" means a document in the form of Exhibit "H".

    1.25  "NORM" means naturally occurring radioactive materials.

    1.26  "OPINION OF COUNSEL" means a document in the form of Exhibit "G".

    1.27 "PROPERTIES" means Seller's ownership interest in and to the following properties (real, personal or mixed) and rights (contractual or otherwise):

        1.27.1 All of Seller's undivided oil and gas leasehold interests, working interests, net revenue interests, fee interests, mineral interests, royalty interests, production payments, overriding royalty interests, easements, rights-of-way, servitudes and surface leases to the extent they relate to any of the interests which are expressly described in Exhibit "A", including any and all right, title and interest in and to the oil, gas and other hydrocarbons in, on or under the lands described in Exhibit "A" and other hydrocarbons and products, whether liquid or gaseous, produced in association therewith;

        1.27.2 All of Seller's right, title and interests in, to and under, or derived from, all of the presently existing and valid unitization, communization and pooling declarations, orders and agreements and units (including all units formed by voluntary agreement and those formed under


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    the rules, regulations, orders or other official acts of any governmental entity having appropriate jurisdiction) to the extent they relate to any of the interests which are expressly described in Exhibit "A" or the production of oil, gas or other hydrocarbon substances attributable thereto;

        1.27.3 All of Seller's right, title and interests in, to and under, or derived from, all of the presently existing and valid oil sales contracts, casinghead gas sales contracts, gas sales contracts, processing contracts, gathering contracts, transportation contracts (including that certain Letter Agreement dated the 21st day of March, 1994, that certain Letter Agreement dated the 21st day of October, 1997 and that certain Firm Transportation Service Agreement dated the 1st day of November, 1997, each by and between Amoco Energy Trading Company and Colorado Interstate Gas Company, as the same may have been amended from time to time), operating agreements, balancing agreements, joint venture agreements, partnership agreements, farmout agreements, and other contracts, agreements and other written instruments to the extent they relate to any of the interests which are expressly described in Exhibit "A"; and

        1.27.4 All of Seller's right, title and interests in and to all personal property, fixtures, improvements, seismic data and information, permits (excluding the Special Use Permit), licenses, approvals, servitudes, rights-of-way, easements, surface leases and other surface rights, including without limitation, wells (whether producing, plugged and abandoned, shut-in, injection or water supply), tanks, boilers, buildings, fixtures, machinery, equipment, pipelines, utility lines, power lines, telephone lines, telegraph lines, roads and other appurtenances, to the extent the same are situated upon and/or used or held for use by Seller solely in connection with the ownership, operation, maintenance and repair of the interests which are expressly described in Exhibit "A" or relate to the production of oil, gas or other hydrocarbons therefrom.

         SELLER EXCEPTS, RESERVES AND RETAINS, unto itself, its successors and assigns from the Properties the following properties (real, personal or mixed) and rights (contractual or otherwise):

    (a) Any and all interpretive seismic or geophysical information and data or any and all seismic or geophysical information and data covered by a non-disclosure obligation;

    (b) A concurrent interest in and to all contracts, agreements, easements, rights-of-way and any other rights to the extent that they relate to or affect the interests reserved herein;


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    (c)  Any and all pipelines, equipment, facilities,  contracts, agreements, easements and rights-of-way owned by an Affiliate(s) of Seller; and

    (d) The properties (real, personal and mixed) and rights (contractual or otherwise) expressly described in Exhibit "B".

    1.28  "PURCHASE PRICE" has the meaning set forth in Article 3.1.

    1.29 "RECORDS" means all of Seller's books, records and files related to the Properties, excluding previous offers and economic analyses associated with the purchase, sale or exchange of the Properties, proprietary information, interpretive information, internal communications, personnel information, tax information, information covered by a non-disclosure obligation and information covered by a legal privilege.

    1.30  "RESPONDENT" has the meaning set forth in Article 17.17.

    1.31  "SPECIAL USE PERMIT" has the meaning set forth in Article 14.1.

    1.32 "THIRD PARTY" means any person or entity, governmental or otherwise, other than Seller and Buyer.

                     ARTICLE 2. TRANSFER OF THE PROPERTIES

    2.1 SALE AND PURCHASE. On the Closing Date, effective as of the Effective Time and upon the terms and conditions herein set forth, Seller agrees to sell and assign the Properties to Buyer and Buyer agrees to buy and accept the Properties.

                           ARTICLE 3. PURCHASE PRICE

    3.1 PURCHASE PRICE. The total purchase price, subject to adjustments as set forth herein, paid to Seller by Buyer for the Properties shall be Four Hundred Thousand and No/100 United States Dollars (US $400,000) ("Purchase Price"), payable in full at Closing in immediately available funds.

                            ARTICLE 4. TITLE REVIEW

    4.1 BUYER'S WAIVER OF TITLE DEFECTS. EXCEPT FOR CLAIMS BUYER ASSERTS UNDER SELLER'S SPECIAL WARRANTY OF TITLE CONTAINED ARTICLE 9.1, ALL TITLE OBJECTIONS SHALL BE WAIVED BY BUYER FOR ALL PURPOSES; PROVIDED HOWEVER, THIS PROVISION SHALL NOT DIMINISH OR AFFECT IN ANY WAY THE PARTIES' RIGHTS AND OBLIGATIONS UNDER ANY INDEMNITIES PROVIDED FOR IN THIS AGREEMENT.


                                       5

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                       ARTICLE 5. INSPECTION OF PREMISES

    5.1 BUYER'S WAIVER OF ENVIRONMENTAL DEFECTS. ALL ENVIRONMENTAL CONDITIONS SHALL BE WAIVED BY BUYER FOR ALL PURPOSES; PROVIDED HOWEVER, THIS PROVISION SHALL NOT DIMINISH OR AFFECT IN ANY WAY THE PARTIES' RIGHTS AND OBLIGATIONS UNDER ANY INDEMNITIES PROVIDED FOR IN THIS AGREEMENT.

                             ARTICLE 6. ACCOUNTING

    6.1 REVENUES, EXPENSES AND CAPITAL EXPENDITURES. All merchantable oil and natural gas liquid hydrocarbons stored in tanks and vessels on the Properties will be gauged to the bottom of the flange by Seller or the operator of the Properties as of the Effective Time, and Seller shall be entitled to the proceeds of such oil and natural gas liquid hydrocarbons so gauged when sold. Seller shall notify Buyer in advance of gauging the tanks and Buyer shall be entitled to witness said tank gauging. Oil and other liquid hydrocarbons in treating equipment, separation equipment and tanks below pipeline connections as of the Effective Time shall not be considered to be merchantable and shall become the property of Buyer. All revenues attributable to the operation of the Properties prior to the Effective Time shall be owned by and for the account of Seller. Seller shall be entitled to all operating revenues and related accounts receivable arising in the ordinary course of business attributable to the Properties and shall be responsible for all operating expenses and related accounts payable arising in the ordinary course of business attributable to the Properties, in each case to the extent they relate to the time prior to the Effective Time. Buyer shall be entitled to all operating revenues and related accounts receivable arising in the ordinary course of business attributable to the Properties and responsible for the payment of all operating expenses and related accounts payable arising in the ordinary course of business attributable to the Properties, in each case to the extent they relate to time after the Effective Time. The actual amounts or values associated with the above shall be accounted for in the Final Accounting Settlement. Buyer shall assume Seller's suspense funds associated with the acquired Properties as of the Effective Time to the extent identified by Seller and to the extent such suspense funds are transferred to Buyer. Such suspense funds shall be accounted for in the Final Accounting Settlement.

    6.2 TAXES. All taxes and assessments, including without limitation, excise taxes, ad valorem taxes and any other federal, state, local or tribal taxes or assessments attributable to the ownership or operation of the Properties prior to the Effective Time shall remain Seller's responsibility, and all deductions, credits or refunds pertaining to the aforementioned taxes and assessments, no matter when received, shall belong to Seller. All taxes and assessments, including without limitation, excise taxes, ad valorem taxes and any other federal, state, local or tribal taxes and assessments attributable to the ownership or operation of the Properties after the Effective Time (excluding income taxes from the Effective Time through the Closing) shall be Buyer's responsibility, and all deductions, credits or refunds pertaining to the aforementioned taxes and assessments, no matter when received, shall belong to Buyer. The actual amounts or values associated with the above, if any, shall be accounted for in the Final Accounting Settlement. The parties agree that the transaction contemplated herein is an occasional sale of assets by Seller in which Seller does not trade in the ordinary course of its business. Accordingly, the parties will take commercially reasonable actions to establish the occasional sale exemption from any sales tax associated with the transaction contemplated herein. Notwithstanding the foregoing, Buyer shall be solely responsible for all transfer, sales, use or similar taxes resulting from or associated with the transaction contemplated under this Agreement.

    6.3 OBLIGATIONS AND CREDITS. All prepaid insurance premiums, utility charges, taxes, rentals and any other prepaids applicable to periods of time after the Effective Time, if any, and attributable to the Properties shall be reimbursed to Seller by Buyer, and accrued payables applicable to periods of time prior to the Effective Time, if any, and attributable to the Properties shall be the responsibility of Seller. The actual amounts or values associated with the above shall be accounted for in the Final Accounting Settlement.

    6.4 MISCELLANEOUS ACCOUNTING. In addition to the items set forth in Articles 6.1 through 6.3, any other amounts due between Buyer and Seller related to the ownership or operation of the Properties shall be accounted for in the Final Accounting Settlement.

    6.5 FINAL ACCOUNTING SETTLEMENT. As soon as reasonably practicable, but in no event later than ninety (90) Days after Closing, Seller shall deliver to Buyer a post-closing statement setting forth a detailed final calculation of all post-closing adjustments applicable to the period between the Effective Time and the Closing ("Final Accounting Settlement"). As soon as reasonably practicable, but in no event later than thirty (30) Days after Buyer receives the post-closing statement, Buyer shall deliver to Seller a written report containing any changes Buyer proposes to be made to such statement. If Buyer fails to deliver a report to Seller containing changes Buyer proposes to be made to the post-closing statement, the post-closing statement delivered by Seller shall be deemed to be true and correct and binding on and non-appealable by the parties. As soon as reasonably practicable, but in no event later than fifteen (15) Days after Seller receives Buyer's proposed changes to the post-closing statement, the parties shall meet and undertake to agree on the final post-closing adjustments. If the parties fail to agree on the final post-closing adjustments within such fifteen (15) Day period, the disputed items shall be resolved by submitting the same to a firm of independent nationally recognized accountants mutually acceptable to the parties (the "Accounting Referee"). The Accounting Referee shall resolve the dispute(s) regarding the Final Accounting Settlement within thirty (30) Days after having the relevant materials submitted for review. The decision of the Accounting Referee shall be binding and non-appealable by the parties. The


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fees and expenses associated with the Accounting Referee shall be borne equally by Buyer and Seller. The date upon which all amounts associated with the Final Accounting Settlement are agreed to by the parties, whether by decision of the Accounting Referee or otherwise, shall be herein called the "Final Settlement Date". Any amounts owed by either party to the other as a result of such final post-closing adjustments shall be paid within five (5) Business Days after the Final Settlement Date.

    6.6 POST-FINAL ACCOUNTING SETTLEMENT. Any revenues received or costs and expenses paid by Buyer after the Final Accounting Settlement which are attributable to the ownership or operation of the Properties prior to the Effective Time shall be billed or reimbursed to Seller, as appropriate. Any revenues received or costs and expenses paid by Seller after the Final Accounting Settlement which are attributable to the ownership or operation of the Properties after the Effective Time, and not expressly reserved by Seller, shall be billed or reimbursed to Buyer, as appropriate.

                     ARTICLE 7. CASUALTY AND CONDEMNATION

    7.1 CASUALTY AND CONDEMNATION. If, prior to Closing, a substantial part of the Properties shall: (a) be destroyed by a casualty loss, or (b) be taken in condemnation or if proceedings for such purposes shall be pending; then Seller and Buyer shall attempt to mutually agree on a reduction in the Purchase Price reflecting the reduction in the value of the Properties affected by the casualty loss or taking. If Seller and Buyer are unable to mutually agree on such reduction, either party shall have the right, exercisable within ninety
(90) Days after Closing, to initiate binding arbitration in accordance with
Article 17.17 to determine the value of the Properties affected by the casualty
loss or taking.   Seller shall retain any and all sums paid to Seller, unpaid awards, insurance proceeds or other payments associated with or attributable to such Casualty Loss or taking.

                            ARTICLE 8. INDEMNITIES

    8.1 OPPORTUNITY FOR REVIEW. EACH PARTY REPRESENTS THAT IT HAS HAD AN ADEQUATE OPPORTUNITY TO REVIEW THE FOLLOWING INDEMNITY AND RELEASE PROVISIONS, INCLUDING THE OPPORTUNITY TO SUBMIT THE SAME TO LEGAL COUNSEL FOR REVIEW AND COMMENT. BASED UPON THE FOREGOING REPRESENTATION, THE PARTIES AGREE TO THE PROVISIONS SET FORTH BELOW.

    8.2 SELLER'S INDEMNITY OBLIGATION. SELLER SHALL, SUBJECT TO THE LIMITATION SET FORTH BELOW, RELEASE BUYER FROM AND SHALL FULLY PROTECT, INDEMNIFY AND DEFEND BUYER, ITS OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE OWNERSHIP OR OPERATION OF THE PROPERTIES, OR ANY PART THEREOF, PERTAINING TO THE PERIOD OF


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

TIME PRIOR TO THE CLOSING, INCLUDING WITHOUT LIMITATION, CLAIMS RELATING TO:
(a) INJURY OR DEATH OF ANY PERSON OR PERSONS WHOMSOEVER, (b) DAMAGES TO OR LOSS OF ANY PROPERTY OR RESOURCES, (c) COMMON LAW CAUSES OF ACTION SUCH AS NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, NUISANCE OR TRESPASS, (d) FAULT IMPOSED BY STATUTE, RULE, REGULATION OR OTHERWISE AND/OR (e) ENVIRONMENTAL CLAIMS. THE INDEMNITY OBLIGATION AND RELEASE PROVIDED HEREIN SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS OF BUYER, ITS OFFICERS, AGENTS, EMPLOYEES OR AFFILIATES. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, SELLER SHALL HAVE NO OBLIGATION UNDER THIS AGREEMENT OR OTHERWISE TO PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER, ITS OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES FROM AND
AGAINST: (a) CLAIMS FOR WHICH BUYER HAS NOT PROVIDED SELLER WITH NOTICE OF SAID CLAIMS WITHIN TWO (2) YEARS AFTER THE CLOSING (IT BEING ACKNOWLEDGED AND AGREED THAT BUYER SHALL BE SOLELY RESPONSIBLE FOR ANY AND ALL CLAIMS NOT RAISED WITHIN SUCH TWO YEAR PERIOD), OR (b) CLAIMS IN AGGREGATE UP TO TWO PERCENT (2%) OF THE UNADJUSTED PURCHASE PRICE (IT BEING ACKNOWLEDGED AND AGREED THAT BUYER SHALL BE SOLELY RESPONSIBLE FOR ANY AND ALL CLAIMS UP TO TWO PERCENT (2%) OF THE UNADJUSTED PURCHASE PRICE).

    8.3 BUYER'S INDEMNITY OBLIGATION. BUYER SHALL RELEASE SELLER FROM AND SHALL FULLY PROTECT, INDEMNIFY AND DEFEND SELLER, ITS OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE OWNERSHIP OR OPERATION OF THE PROPERTIES, OR ANY PART THEREOF, PERTAINING TO THE PERIOD OF TIME PRIOR TO THE CLOSING, NO MATTER WHEN ASSERTED, IN WHICH SELLER'S INDEMNITY OBLIGATION HAS CEASED, TERMINATED OR DID NOT EXIST, AND FROM AND AGAINST ANY AND ALL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE OWNERSHIP OR OPERATION OF THE PROPERTIES, OR ANY PART THEREOF, PERTAINING TO THE PERIOD OF TIME AT AND AFTER THE CLOSING, NO MATTER WHEN ASSERTED; INCLUDING WITHOUT LIMITATION, CLAIMS RELATING TO: (a) INJURY OR DEATH OF ANY PERSON OR PERSONS WHOMSOEVER, (b) DAMAGES TO OR LOSS OF ANY PROPERTY OR RESOURCES, (c) COMMON LAW CAUSES OF ACTION SUCH AS NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, NUISANCE OR TRESPASS, (d) FAULT IMPOSED BY STATUTE, RULE, REGULATION OR OTHERWISE AND/OR (e) ENVIRONMENTAL CLAIMS. THE INDEMNITY OBLIGATION AND RELEASE PROVIDED HEREIN SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS OF SELLER, ITS OFFICERS, AGENTS, EMPLOYEES OR AFFILIATES.

    8.4 ASBESTOS AND NORM. The parties acknowledge that the Properties may contain asbestos or NORM, and that special procedures may be required for the assessment, remediation, removal, transportation or disposal of said asbestos or NORM. Notwithstanding anything contained herein to the contrary, Buyer agrees to assume any and all liability associated with or attributable to the assessment, remediation, removal, transportation or disposal of the asbestos or

NORM associated with or attributable to the Properties and will conduct said activities in accordance with all applicable Laws. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, BUYER SHALL RELEASE SELLER FROM AND SHALL FULLY PROTECT, DEFEND AND INDEMNIFY SELLER, ITS OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE ASSESSMENT, REMEDIATION, REMOVAL, TRANSPORTATION OR DISPOSAL OF ASBESTOS OR NORM ASSOCIATED WITH OR ATTRIBUTABLE TO THE PROPERTIES, NO MATTER WHEN ASSERTED, INCLUDING WITHOUT LIMITATION, CLAIMS RELATING TO: (a) INJURY OR DEATH TO ANY PERSON OR PERSONS WHOMSOEVER, (b) DAMAGE TO OR LOSS OF PROPERTY OR RESOURCE, (c) COMMON LAW CAUSES OF ACTION SUCH AS NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, NUISANCE OR TRESPASS, (d) FAULT IMPOSED BY STATUTE, RULE, REGULATION OR OTHERWISE AND/OR (e) ENVIRONMENTAL CLAIMS. THE INDEMNITY OBLIGATION AND RELEASE PROVIDED HEREIN SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS OF SELLER, ITS OFFICERS, AGENTS, EMPLOYEES OR AFFILIATES.

    8.5 NOTICE AND COOPERATION. If a Claim is asserted against a party for which the other party may be liable under the provisions of this Article, it is a condition precedent to the indemnifying party's obligations hereunder that the indemnified party gives the indemnifying party written notice of such Claim setting forth full particulars of the Claim, as known by the indemnified party, including a copy of the Claim (if the Claim is in writing). The indemnified party shall make a good faith effort to notify the indemnifying party within three (3) months of receipt of a Claim and shall in all events effect such notice within such time as will allow the indemnifying party to defend against such Claim. The notice of a Claim given hereunder is referred to as a "Claim Notice."

    8.6   DEFENSE OF CLAIMS.

       8.6.1 COUNSEL. Upon receipt of a Claim Notice, the indemnifying party may assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. The indemnified party shall cooperate in all reasonable respects in such defense. If any Claim involves Claims with respect to which Buyer indemnifies Seller and also Claims for which Seller indemnifies Buyer, each party shall have the right to assume the defense of and hire counsel for that portion of the Claim for which it may have liability. The indemnified party shall have the right to employ separate counsel in any Claim and to participate in the defense thereof; provided however, the fees and expenses of counsel employed by the indemnified party shall be at the expense of the indemnified party, unless otherwise agreed between the parties.

       8.6.2 SETTLEMENT. If the indemnifying party does not notify the indemnified party within the earlier to occur of: (a) five (5) Business Days before the time a party response is due in any litigation matter, or (b) three (3) calendar months after receipt of the Claim Notice, that the indemnifying party elects to undertake the defense thereof, the indemnified party shall have the right to defend, at the expense of the indemnifying party, the Claim with counsel of its own choosing, subject to the right of the indemnifying party to assume the defense of any Claim at any time prior to settlement or final determination thereof. In such event, the indemnified party shall send a written notice to the indemnifying party of any proposed settlement of any Claim, which settlement the indemnifying party may accept or reject, in its reasonable judgment, within thirty (30) days of receipt of such notice, unless the settlement offer is limited to a shorter period of time in which case the indemnifying party shall have such shorter period of time in which to accept or reject the proposed settlement. Failure of the indemnifying party to accept or reject such settlement within the applicable time period shall be deemed to be its rejection of such settlement. The indemnified party may settle any matter over the objection of the indemnifying party but shall in so doing be deemed to have waived any right to indemnity therefor as to (and only as to) liabilities with respect to which the indemnifying party has recognized its liability.

    8.7 WAIVER OF CERTAIN DAMAGES. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO SEEK CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND WITH RESPECT TO ANY CLAIM OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR BREACH HEREOF. THIS PROVISION DOES NOT DIMINISH OR AFFECT IN ANY WAY THE PARTIES' RIGHTS AND OBLIGATIONS UNDER ANY INDEMNITIES PROVIDED FOR IN THIS AGREEMENT.

    8.8  LIMITATION ON INDEMNITIES.   IN NO EVENT SHALL AN INDEMNIFYING PARTY
HAVE ANY OBLIGATION OF INDEMNIFICATION TO THE OTHER PARTY, IF THE CLAIM FOR WHICH INDEMNITY IS SOUGHT WAS CAUSED BY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AFFILIATES, CONTRACTORS OR SUBCONTRACTORS, NOR SHALL ANY INDEMNITY PROVISIONS IN THIS AGREEMENT APPLY OR BE DEEMED TO APPLY TO MATTERS AFFECTING LANDS OR INTERESTS OTHER THAN THOSE WHICH ARE INCLUDED IN THE PROPERTIES.

                    ARTICLE 9.  WARRANTIES AND DISCLAIMERS

    9.1 SPECIAL WARRANTY OF TITLE. SELLER SHALL WARRANT AND DEFEND THE TITLE TO THE PROPERTIES CONVEYED TO BUYER AGAINST EVERY PERSON WHOMSOEVER LAWFULLY CLAIMING THE PROPERTIES OR ANY PART THEREOF BY, THROUGH AND UNDER SELLER, BUT NOT OTHERWISE.

    9.2 DISCLAIMER - REPRESENTATIONS AND WARRANTIES. BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTIES ARE BEING TRANSFERRED, ASSIGNED AND CONVEYED FROM SELLER TO BUYER "AS-IS, WHERE-IS", AND WITH

ALL FAULTS IN THEIR PRESENT CONDITION AND STATE OF REPAIR, WITHOUT RECOURSE. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES CONCERNING THE PROPERTIES, EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF TITLE (EXCEPT AS SET FORTH IN ARTICLE 9.1), THE QUALITY OF HYDROCARBON RESERVES, THE QUANTITY OF HYDROCARBON RESERVES, THE AMOUNT OF REVENUES, THE AMOUNT OF OPERATING COSTS, THE CONDITION OF THE PROPERTIES (PHYSICAL OR ENVIRONMENTAL), COMPLIANCE WITH APPLICABLE LAWS, ABSENCE OF DEFECTS (LATENT OR PATENT), SAFETY, STATE OF REPAIR, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND BUYER EXPRESSLY RELEASES SELLER FROM THE SAME; PROVIDED HOWEVER, THIS PROVISION SHALL NOT DIMINISH OR AFFECT IN ANY WAY THE PARTIES' RIGHTS AND OBLIGATIONS UNDER ANY INDEMNITIES PROVIDED FOR IN THIS AGREEMENT.

    9.3 DISCLAIMER - STATEMENTS AND INFORMATION. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER DISCLAIMS ANY AND ALL LIABILITY AND RESPONSIBILITY FOR AND ASSOCIATED WITH THE QUALITY, ACCURACY, COMPLETENESS OR MATERIALITY OF THE DATA, INFORMATION AND MATERIALS FURNISHED (ORALLY OR IN WRITING) AT ANY TIME TO BUYER, ITS OFFICERS, AGENTS, EMPLOYEES OR AFFILIATES IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREIN, INCLUDING WITHOUT LIMITATION, THE QUALITY OF HYDROCARBON RESERVES, THE QUANTITY OF HYDROCARBON RESERVES, THE AMOUNT OF REVENUES, THE AMOUNT OF OPERATING COSTS, THE FINANCIAL DATA, THE CONTRACT DATA, THE ENVIRONMENTAL CONDITION OF THE PROPERTIES, THE PHYSICAL CONDITION OF THE PROPERTIES AND THE CONTINUED FINANCIAL VIABILITY OF THE PROPERTIES, AND BUYER EXPRESSLY RELEASES SELLER FROM THE SAME; PROVIDED HOWEVER, THIS PROVISION SHALL NOT DIMINISH OR AFFECT IN ANY WAY THE PARTIES' RIGHTS AND OBLIGATIONS UNDER ANY INDEMNITIES PROVIDED FOR IN THIS AGREEMENT.


              ARTICLE 10.  SELLER'S REPRESENTATIONS AND WARRANTIES

    Seller represents and warrants to Buyer that on the date hereof and as of the Closing:

    10.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the Properties. Seller is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Properties are located.

    10.2 CORPORATE AUTHORITY; AUTHORIZATION OF AGREEMENT. Seller has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all of the terms and conditions to be performed by it as provided for in this Agreement.

The execution and delivery of this Agreement by Seller, the performance by Seller of all of the terms and conditions to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         10.3 NO VIOLATIONS. Assuming expiration or termination of the applicable waiting period under the HSR Act, if applicable, to the best of Seller's knowledge, the execution and delivery of this Agreement by Seller does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated herein, will not:

         10.3.1 Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Seller;

         10.3.2 Violate any provision of, or require any filing, consent or approval under any Law applicable to or binding upon Seller (assuming receipt of all consents and approvals of governmental entities or tribal authorities customarily obtained subsequent to the transfers of title);

         10.3.3 Conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under: (a) any mortgage, indenture, loan, credit agreement or other agreement, evidencing indebtedness for borrowed money to which Seller is a party or by which Seller is bound, and\or (b) any order, judgment or decree of any governmental entity or tribal authority; or

         10.3.4 Result in the creation or imposition of any lien or encumbrance upon the Properties.

    10.4 ABSENCE OF CERTAIN CHANGES. Between the date of execution of this Agreement and the Closing there has not been without Buyer's prior written consent:

         10.4.1 A sale, lease or other disposition of the Properties, other than in the ordinary course of business;

         10.4.2 A mortgage, pledge or grant of a lien or security interest in any of the Properties; or

         10.4.3  A contract or commitment to do any of the foregoing.

     10.5  OPERATING COSTS.   All costs incurred in connection with the
operation of the Properties have been fully paid and discharged by Seller, except normal expenses incurred in operating the Properties within the previous sixty (60) Days or as to which Seller has not yet been billed.

    10.6 LITIGATION. Except as disclosed on Exhibit "C" attached hereto and incorporated herein by reference, there is no action, suit or proceeding pending against Seller which could have a material adverse effect on the value or operation of the Properties or that could prevent the consummation of the transaction contemplated by this Agreement.

    10.7 BANKRUPTCY. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or threatened against Seller.

    10.8 ROYALTIES. All royalties, overriding royalties and other payments from or based upon production due with respect to the Properties for the period prior to the Effective Time have been properly and correctly paid except for those for which Seller has a valid right to suspend.

    10.9 NO DEMANDS. Seller has not received notice of any pending claims of defaults, offsets or cancellations from any lessors with respect to any leases included in the Properties.

    10.10 INFORMATION. To the best of Seller's knowledge, there has been no intentional misrepresentation or omission of information provided by Seller associated with the Properties that would have a material effect on the value or operation of the Properties.

    10.11 GOVERNMENT LICENSES. It currently possesses of all governmental licenses, permits, certificates, orders, approvals and authorizations necessary for operation of the Properties, and is currently in compliance therewith, except where such failure to possess or the failure to be in compliance would not, singularly or in the aggregate, have a material adverse effect on the operation of the Properties. Notwithstanding the foregoing, it shall not be considered to be a breach or violation of this Article if the alleged non-compliance is at issue in the litigation disclosed in accordance with Article 10.6.

              ARTICLE 11. BUYER'S REPRESENTATIONS AND WARRANTIES

    Buyer represents and warrants to Seller that to the best of Buyer's knowledge on the date hereof and as of the Closing:

    11.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Colorado and has all requisite corporate power and authority to own and lease the Properties. Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Properties are located.

    11.2 CORPORATE AUTHORITY; AUTHORIZATION OF AGREEMENT. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all the terms and conditions to be performed by it as provided for in this Agreement. The execution and delivery of this Agreement by Buyer, the performance by Buyer of all the terms and conditions to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

    11.3 NO VIOLATIONS. Assuming expiration or termination of the applicable waiting period under the HSR Act, if applicable, the execution and delivery of this Agreement by Buyer does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated herein, will not:

         11.3.1 Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Buyer;

         11.3.2 Violate any provision of, or require any filing, consent or approval under any Law applicable to or binding upon Buyer; or

         11.3.3 Conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under: (a) any mortgage, indenture, loan, credit agreement or other agreement evidencing indebtedness for borrowed money to which

     Buyer is a party or by which Buyer is bound, and\or (b) any order, judgment or decree of any governmental entity or tribal authority.

    11.4 SEC DISCLOSURE. Buyer is acquiring the Properties for its own account for use in its trade or business, and not with a view toward or for sale in connection with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933, as amended.

    11.5 INDEPENDENT EVALUATION. BUYER REPRESENTS THAT IT IS SOPHISTICATED IN THE EVALUATION, PURCHASE, OPERATION AND OWNERSHIP OF OIL AND GAS PROPERTIES.
IN MAKING ITS DECISION TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTION CONTEMPLATED HEREIN (SUBJECT TO THE CONTINGENCIES PROVIDED HEREIN), BUYER REPRESENTS THAT IT HAS RELIED SOLELY ON ITS OWN INDEPENDENT INVESTIGATION AND EVALUATION OF THE PROPERTIES AND THAT BUYER HAS SATISFIED ITSELF AS TO THE PHYSICAL CONDITION AND THE ENVIRONMENTAL CONDITION OF THE PROPERTIES.

    11.6 BUYER'S RELIANCE. BUYER ACKNOWLEDGES AND AGREES THAT IT IS ENTITLED TO RELY ONLY ON THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT.

                       ARTICLE 12. ADDITIONAL AGREEMENTS

    12.1 COVENANTS OF SELLER. From the date hereof until Closing, without first obtaining the consent of Buyer, Seller will not:

         12.1.1  Waive any right of material value relating to the Properties;

         12.1.2 Convey, encumber, mortgage, pledge or dispose of any of the Properties;

         12.1.3 Enter into, modify or terminate any contracts, other than in the ordinary course of business; or

         12.1.4  Contract or commit itself to do any of the foregoing.

     12.2 NOTICE OF LOSS. From the date hereof until Closing, Seller shall promptly notify Buyer of any loss or damage to the Properties, or any part thereof, known to Seller and in the aggregate exceeding Twenty-Five Thousand and No/100 United States Dollars (US $25,000) net to Seller's interest.

    12.3 SUBSEQUENT OPERATIONS. Seller and Buyer shall cooperate with each other to accomplish the transfer the right to operate the Properties to Evergreen Resources, Inc., and to promptly notify purchasers, vendors, joint interest owners, non-participating interest owners and other appropriate parties of such proposed change. Notwithstanding the foregoing, Seller makes no representations or warranties to Buyer as to the transferability or assignability of operatorship of the Properties. Buyer acknowledges that the rights and obligations associated with operatorship of the Properties are governed by the applicable agreement(s) and that operatorship of the Properties will be decided in accordance with the terms of said agreement(s).

    12.4 BUYER'S ASSUMPTION OF OBLIGATIONS. Except as otherwise provided in this Agreement, Buyer agrees to assume and shall timely perform and discharge all duties and obligations of the owner of the Properties relating to the period of time after the Closing, including without limitation, duties and obligations of Seller under all of the contracts associated with the Properties relating to the period of time after the Closing and Seller shall incur no liability for Buyer's failure to properly perform or discharge such duties and obligations unless such failure is attributable to the delay or omission of Seller in the transfer of such duties and obligations, or the Records or other appropriate information relating thereto, to Buyer. Buyer agrees to accept full responsibility for Seller's proportionate share of the costs and expenses associated with or attributable to the plugging and abandonment of all wells, equipment and facilities conveyed to Buyer under this Agreement and the remediation, restoration and clean up of the Properties, except to the extent of any wells for which Seller has received a demand to plug, restore and/or reclaim prior to Closing. In conducting the duties and obligations contained in this Article 12.4, Buyer shall comply with the applicable Laws of any governmental entity or tribal authority having appropriate jurisdiction.

    12.5 RECORDS. Within fifteen (15) Days after Closing (except as provided below), Seller shall furnish to Buyer all Records which are maintained by Seller; provided however, Seller shall be entitled to retain copies of any and all such Records and to retain as long as reasonably needed: (a) the originals of any Records required in connection with litigation or other proceedings pending or threatened against Seller or the Properties as of the Closing, and/or (b) the originals of any Records required in connection with the Final Accounting Settlement. Any and all Records retained by Seller shall be furnished to Buyer within thirty (30) Days after Seller's reasonable need for said Records ceases. Buyer agrees to maintain the Records received from Seller in accordance herewith for a period of seven (7) years after the Closing and to afford Seller reasonable access to the Records as requested by Seller.

    12.6 LICENSE AGREEMENT. At Closing, Seller and Buyer shall execute the License Agreement.

    12.7 LITIGATION AGREEMENT. At Closing, Seller and Buyer shall execute the Litigation Agreement.

                      ARTICLE 13. ANTITRUST NOTIFICATION

    13.1 ANTITRUST NOTIFICATION. The parties acknowledge that compliance with the HSR Act is not required as a result of execution of this Agreement. Notwithstanding the foregoing, if compliance with the HSR Act is required in connection with the transaction contemplated under this Agreement, as promptly as practicable and in any event not more than fifteen (15) Business Days following the date on which the parties have executed this Agreement, both parties will file with the Federal Trade Commission and the Department of Justice, as applicable, the notification and report forms required for the transactions contemplated herein and will as promptly as practicable furnish any supplemental information which may be reasonably requested in connection therewith. Each party shall request expedited treatment of such filing. If failure by either party to obtain timely authorization from the Federal Trade Commission or the Department of Justice results in the inability of the parties to Close on the Closing Date, the time for Closing shall automatically be extended until such date as Closing can occur in compliance with the HSR Act.

                        ARTICLE 14. SPECIAL USE PERMIT

    14.1 SPU 94-013. Seller herein designates (for the term of the Special Use Permit) Buyer as its agent with respect to the use and administration of Special Use Permit 94-013 approved on the 19th day of April, 1994, as the same may have been amended from time to time ("Special Use Permit").
NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, BUYER SHALL RELEASE SELLER FROM AND SHALL FULLY PROTECT, DEFEND AND INDEMNIFY SELLER, ITS OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE USE AND/OR ADMINISTRATION OF THE SPECIAL USE PERMIT AT AND AFTER CLOSING, INCLUDING WITHOUT LIMITATION, CLAIMS RELATING TO: (a) INJURY OR DEATH TO ANY PERSON OR PERSONS WHOMSOEVER, (b) DAMAGE TO OR LOSS OF PROPERTY OR RESOURCE, (c) COMMON LAW CAUSES OF ACTION SUCH AS NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, NUISANCE OR TRESPASS, (d) FAULT IMPOSED BY STATUTE, RULE, REGULATION OR OTHERWISE AND/OR (e) ENVIRONMENTAL CLAIMS. THE INDEMNITY OBLIGATION AND RELEASE PROVIDED HEREIN SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS OF SELLER, ITS OFFICERS, AGENTS, EMPLOYEES OR AFFILIATES. Notwithstanding the foregoing, nothing contained in this Article 12.8 shall modify the parties rights or obligations under the terms of the Litigation Agreement.

                     ARTICLE 15. CONFIDENTIALITY AGREEMENT

    15.1 CONFIDENTIALITY AGREEMENT. At Closing, the Confidentiality Agreement between Seller and Buyer dated the 13th day of March, 1997 shall terminate.

                            ARTICLE 16. THE CLOSING

    16.1 CLOSING. Seller shall provide Buyer with a Closing statement setting forth the adjusted Purchase Price. Seller shall additionally provide Buyer with wiring instructions designating the account or accounts to which the Closing funds are to be delivered in accordance with Article 16.3.2.

    16.2 OBLIGATIONS OF SELLER AT CLOSING. At the Closing, Seller shall deliver to Buyer, unless waived by Buyer, the following:

        16.2.1 A document conveying all of Seller's right, title and interests in and to the Properties substantially in the form of the Assignment and Bill of Sale attached hereto as Exhibit "D". The Assignment and Bill of Sale shall be executed and acknowledged in four (4) multiple originals or such greater number as agreed between the parties;

        16.2.2 Executed and acknowledged assignments of all of Seller's right, title and interest in federal, state or tribal lands on approved forms for such purpose. Additionally, executed and acknowledged mineral deed(s) and special warranty deed(s);

        16.2.3 Evidence that all consents and approvals prerequisite to the sale and conveyance of the Properties (except for consents and approvals of governmental entities or tribal authorities customarily obtained subsequent to the transfer of title) have been obtained, as well as evidence of waiver or lapse of any unexercised preferential purchase rights applicable to the Properties;

        16.2.4 A Certificate executed by an Attorney-in-Fact of Seller substantially in the form of Exhibit "E";

        16.2.5 Letters-in-Lieu of division orders or transfer orders executed by an Attorney-in-Fact of Seller substantially in the form of Exhibit "F";

        16.2.6 An Opinion of Counsel executed by an attorney for Seller substantially in the form of Exhibit "G";

        16.2.7 A Non-Foreign Affidavit executed by an Attorney-in-Fact of Seller substantially in the form of Exhibit "H";

        16.2.8 The License Agreement executed by an Attorney-in-Fact of Seller in the form of Exhibit "I";

        16.2.9 The Litigation Agreement executed by an Attorney-in-Fact of Seller in the form of Exhibit "J"; and

        16.2.10 Such other instruments as necessary to carry out Seller's obligations under this Agreement.

    16.3 OBLIGATIONS OF BUYER AT CLOSING. At the Closing, Buyer shall deliver to Seller, unless waived by Seller, the following:

        16.3.1 The Assignment and Bill of Sale, federal, state and tribal assignments, mineral deed(s) and special warranty deed(s), executed and properly acknowledged, referred to in Articles 16.2.1 and 16.2.2;

        16.3.2 The adjusted Purchase Price by wire transfer in accordance with
    Article 3 hereof;

        16.3.3 A Certificate executed by an authorized officer or Attorney-in-Fact of Buyer substantially in the form of Exhibit "E";

        16.3.4 Letters-in-Lieu of division orders or transfer orders executed by an authorized officer or Attorney-in-Fact of Buyer substantially in the form of Exhibit "F";

        16.3.5 An Opinion of Counsel executed by an attorney for Buyer substantially in the form of Exhibit "G";

        16.3.6 Evidence of compliance with all requirements, if any, of the states in which the Properties are located for the posting of plugging or other applicable bonds relating to the ownership or operation of the Properties;

        16.3.7 The License Agreement executed by an authorized officer or Attorney-in-Fact of Buyer in the form of Exhibit "I";

        16.3.8 The Litigation Agreement executed by an authorized officer or Attorney-in-Fact of Buyer in the form of Exhibit "J"; and

        16.3.9 Such other instruments as necessary to carry out Buyer's obligations under this Agreement.

                           ARTICLE 17. MISCELLANEOUS

    17.1 NOTICES. All notices and other communications required, permitted or desired to be given hereunder must be in writing and sent by U.S. mail, properly addressed as shown below, and with all postage and other charges fully prepaid or by hand delivery or by facsimile transmission. Date of service by mail and hand delivery is the date on which such notice is received by the addressee and by facsimile is the date sent (as evidenced by fax machine confirmation of receipt), or if such date is not on a Business Day, then on the next date which is a Business Day. Each party may change its address by notifying the other party in writing.

    If to Seller       Amoco Production Company
    by mail:           P.O.  Box 3092
                       Houston, Texas  77253-3092
                       Attn:  General Manager of Business Development
                              AEGNA Acquisitions and Divestments

    If to Seller by    Amoco Production Company
    hand delivery:     550 WestLake Park Boulevard, 4th floor
                       Houston, Texas  77079
                       Attn:  General Manager of Business Development
                              AEGNA Acquisitions and Divestments

    If to Seller       Amoco Production Company
    by facsimile:      Number: 281-366-7544
                       Attn:  General Manager of Business Development
                              AEGNA Acquisitions and Divestments

    If to Buyer        Evergreen Resources, Inc.
    by mail:           1401 17th Street, Suite 1200
                       Denver, Colorado  80202
                       Attn:  Mark S. Sexton
                              President & CEO

    If to Buyer by    Evergreen Resources, Inc.
    hand delivery:    1401 17th Street, Suite 1200
                      Denver, Colorado  80202
                      Attn:  Mark S. Sexton
                             President & CEO

    If to Buyer       Evergreen Resources, Inc.
    by facsimile:     Number: 303-295-7895
                      Attn:  Mark S. Sexton
                             President & CEO

    17.2 CONVEYANCE COSTS. Buyer shall be solely responsible for filing and recording documents related to the transfer of the Properties from Seller to Buyer and for all costs and fees associated therewith, including filing the assignment of the Properties with appropriate federal, state, local and tribal authorities as required by applicable Law. As soon as practicable after recording or filing, Buyer shall furnish Seller with all recording data and evidence of all required filings.

    17.3 BROKERS' FEES. Neither party has retained any brokers, agents or finders and none are affiliated with either party or authorized to act on behalf of either party in this matter. EACH PARTY AGREES TO RELEASE, PROTECT, INDEMNIFY, DEFEND AND HOLD THE OTHER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS WITH RESPECT TO ANY COMMISSIONS, FINDERS' FEES OR OTHER REMUNERATION DUE TO ANY BROKER, AGENT OR FINDER CLAIMING BY, THROUGH OR UNDER SUCH PARTY.

    17.4 FURTHER ASSURANCES. From and after Closing, at the request of Seller but without further consideration, Buyer will execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Seller reasonably may request to more effectively put Seller in possession of any property which was not intended by the parties to be conveyed by Buyer. From and after Closing, at the request of Buyer but without further consideration, Seller shall execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Buyer reasonably may request to more effectively put Buyer in possession of the Properties. If any of the Properties are incorrectly described, the description shall be corrected upon proof of the proper description. From and after Closing, Buyer and Seller shall each execute, acknowledge and deliver to the other such further instruments and take such further action as may be reasonably requested in order to more effectively assure to the other the use and enjoyment of the Properties and otherwise to accomplish the purposes of the transaction contemplated by this Agreement.

    17.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 10 AND ARTICLE 11 (EXCEPT ARTICLES 11.4, 11.5 AND 11.6) OF THIS AGREEMENT SHALL TERMINATE ONE (1) YEAR AFTER CLOSING. ALL OTHER REPRESENTATIONS, WARRANTIES, INDEMNITIES, COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT (INCLUDING THOSE CONTAINED IN ARTICLES 11.4, 11.5 AND 11.6) SHALL SURVIVE THE CLOSING INDEFINITELY. THE PARTIES HAVE MADE NO REPRESENTATIONS OR WARRANTIES, EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

    17.6 AMENDMENTS AND SEVERABILITY. No amendments or other changes to this Agreement shall be effective or binding on either of the parties unless the same shall be in writing and signed by both Seller and Buyer. The invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

    17.7 SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned, either in whole or in part, without the express written consent of the non-assigning party. The terms, covenants and conditions contained in this Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns, and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Properties.

    17.8 HEADINGS. The titles and headings set forth in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

    17.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF COLORADO, EXCLUDING ANY CHOICE OF LAW RULES WHICH MAY DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

    17.10 NO PARTNERSHIP CREATED. It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership or any type of association, and the parties are not authorized to act as agent or principal for each other with respect to any matter related hereto.

    17.11 PUBLIC ANNOUNCEMENTS. Neither Seller nor Buyer (including any of its Affiliates in either case) shall issue a public statement or press release with respect to the transaction contemplated herein (including the price and other terms) without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as required by Law or listing agreement with a national security exchange and then only after prior consultation with the other party.

    17.12 NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement shall entitle anyone other than Seller or Buyer or their authorized successors and assigns to any claim, cause of action, remedy or right of any kind whatsoever.

    17.13 DECEPTIVE TRADE PRACTICES. AS PARTIAL CONSIDERATION FOR THE PARTIES AGREEING TO ENTER INTO THIS AGREEMENT, THE PARTIES EACH CAN AND DO EXPRESSLY WAIVE THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT, ARTICLE 17.41 THROUGH 17.63, TEXAS BUSINESS AND CONSUMER CODE, OTHER THAN ARTICLE 17.555, WHICH IS NOT WAIVED, AND ALL OTHER CONSUMER PROTECTION LAWS OF THE STATE OF TEXAS, OR ANY OTHER STATE, APPLICABLE TO THIS TRANSACTION THAT MAY BE WAIVED BY THE PARTIES. IT IS NOT THE INTENT OF THE PARTIES TO WAIVE AND THE PARTIES SHALL NOT WAIVE ANY APPLICABLE LAW OR PROVISION THEREOF WHICH IS PROHIBITED BY LAW FROM BEING WAIVED. EACH PARTY REPRESENTS TO THE OTHER THAT SUCH PARTY HAS HAD AN ADEQUATE OPPORTUNITY TO REVIEW THE PRECEDING WAIVER PROVISION, INCLUDING

THE OPPORTUNITY TO SUBMIT THE SAME TO LEGAL COUNSEL FOR REVIEW AND COMMENT, AND UNDERSTAND THE RIGHTS BEING WAIVED HEREIN.

    17.14 TAX DEFERRED EXCHANGE ELECTION. Either party may elect to structure the conveyance of the Properties as part of an exchange under Article 1031 of the Internal Revenue Code of 1986, as amended. The parties agree to execute all documents, conveyances or other instruments necessary to effectuate an exchange.

    17.15 NOT TO BE CONSTRUED AGAINST DRAFTER. THE PARTIES ACKNOWLEDGE THAT THEY HAVE HAD AN ADEQUATE OPPORTUNITY TO REVIEW EACH AND EVERY PROVISION CONTAINED IN THIS AGREEMENT AND TO SUBMIT THE SAME TO LEGAL COUNSEL FOR REVIEW AND COMMENT, INCLUDING EXPRESSLY BUT WITHOUT LIMITATION THE WAIVERS AND INDEMNITIES IN ARTICLES 4.1, 5.1, 8, 9, 17.3 AND 17.5. BASED ON SAID REVIEW AND CONSULTATION, THE PARTIES AGREE WITH EACH AND EVERY TERM CONTAINED IN THIS AGREEMENT. BASED ON THE FOREGOING, THE PARTIES AGREE THAT THE RULE OF CONSTRUCTION THAT A CONTRACT BE CONSTRUED AGAINST THE DRAFTER, IF ANY, SHALL NOT BE APPLIED IN THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT.

    17.16 CONSPICUOUSNESS OF PROVISIONS. THE PARTIES ACKNOWLEDGE THAT THE PROVISIONS CONTAINED IN THIS AGREEMENT THAT ARE SET OUT IN "BOLD" SATISFY THE REQUIREMENT OF THE EXPRESS NEGLIGENCE RULE AND ANY OTHER REQUIREMENT AT LAW OR IN EQUITY THAT PROVISIONS CONTAINED IN A CONTRACT BE CONSPICUOUSLY MARKED OR HIGHLIGHTED.

    17.17 ARBITRATION. ANY DISPUTE ARISING UNDER THIS AGREEMENT ("ARBITRABLE DISPUTE") SHALL BE REFERRED TO AND RESOLVED BY BINDING ARBITRATION IN DENVER, COLORADO BY THREE (3) ARBITRATORS, IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA); AND, TO THE MAXIMUM EXTENT APPLICABLE, THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE). IF THERE IS ANY INCONSISTENCY BETWEEN THIS ARTICLE AND ANY STATUTE OR RULES, THIS ARTICLE SHALL CONTROL. ARBITRATION SHALL BE INITIATED WITHIN THE APPLICABLE TIME LIMITS SET FORTH IN THIS AGREEMENT AND NOT THEREAFTER OR IF NO TIME LIMIT IS GIVEN, WITHIN THE TIME PERIOD ALLOWED BY THE APPLICABLE STATUTE OF LIMITATIONS, BY ONE PARTY ("CLAIMANT") GIVING WRITTEN NOTICE TO THE OTHER PARTY ("RESPONDENT") THAT THE CLAIMANT ELECTS TO REFER THE ARBITRABLE DISPUTE TO ARBITRATION, AND THAT THE CLAIMANT HAS APPOINTED AN ARBITRATOR, WHO SHALL BE IDENTIFIED IN SUCH NOTICE. THE RESPONDENT SHALL NOTIFY THE CLAIMANT WITHIN THIRTY (30) DAYS AFTER RECEIPT OF CLAIMANT'S NOTICE, IDENTIFYING THE ARBITRATOR THE RESPONDENT HAS APPOINTED. THE TWO (2) ARBITRATORS SO CHOSEN SHALL SELECT A THIRD ARBITRATOR WITHIN THIRTY (30) DAYS AFTER THE SECOND ARBITRATOR HAS BEEN APPOINTED (UPON FAILURE OF A PARTY TO ACT WITHIN THE TIME SPECIFIED FOR NAMING AN ARBITRATOR, SUCH ARBITRATOR SHALL BE APPOINTED BY THE ADMINISTRATOR'S DESIGNEE). SELLER SHALL PAY THE COMPENSATION AND

EXPENSES OF THE ARBITRATOR NAMED BY OR FOR IT, BUYER SHALL PAY THE COMPENSATION AND EXPENSES OF THE ARBITRATOR NAMED BY OR FOR IT, AND SELLER AND BUYER SHALL EACH PAY ONE-HALF OF THE COMPENSATION AND EXPENSES OF THE THIRD ARBITRATOR. EXCEPT AS PROVIDED IN ARTICLE 4.2, ALL ARBITRATORS MUST BE NEUTRAL PARTIES WHO HAVE NEVER BEEN OFFICERS, DIRECTORS OR EMPLOYEES OF THE PARTIES OR ANY OF THEIR AFFILIATES, MUST HAVE NOT LESS THAN TEN (10) YEARS EXPERIENCE IN THE OIL AND GAS INDUSTRY, AND MUST HAVE A FORMAL FINANCIAL/ACCOUNTING, ENGINEERING OR LEGAL EDUCATION. THE HEARING SHALL BE COMMENCED WITHIN THIRTY (30) DAYS AFTER THE SELECTION OF THE THIRD ARBITRATOR. THE PARTIES AND THE ARBITRATORS SHALL PROCEED DILIGENTLY AND IN GOOD FAITH IN ORDER THAT THE ARBITRAL AWARD SHALL BE MADE AS PROMPTLY AS POSSIBLE. THE INTERPRETATION, CONSTRUCTION AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF COLORADO, AND TO THE MAXIMUM EXTENT ALLOWED BY LAW, IN ALL ARBITRATION PROCEEDINGS THE LAWS OF COLORADO SHALL BE APPLIED, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES. ALL STATUTES OF LIMITATION AND OF REPOSE THAT WOULD OTHERWISE BE APPLICABLE SHALL APPLY TO ANY ARBITRATION PROCEEDING. THE TRIBUNAL SHALL NOT HAVE THE AUTHORITY TO GRANT OR AWARD INDIRECT OR CONSEQUENTIAL DAMAGES, PUNITIVE DAMAGES OR EXEMPLARY DAMAGES.

    17.18 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, which shall when taken together constitute one (1) valid and binding agreement.

    17.19 ENTIRE AGREEMENT. This Agreement supersedes all prior and contemporaneous negotiations, understandings, letters of intent and agreements (whether oral or written) between the parties relating to the Properties and constitutes the entire understanding and agreement between the parties with respect to the sale and purchase of the Properties.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.



                             AMOCO PRODUCTION COMPANY


                             By:
                                --------------------------------
                             Name: R. D. Howard
                             Title: Attorney - in - Fact



                             EVERGREEN RESOURCES, INC.


                             By:
                                --------------------------------
                             Name: Mark S. Sexton
                             Title:  President & CEO

                                  EXHIBIT "A"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                       EVERGREEN RESOURCES, INC., BUYER

                                  PROPERTIES

                                  EXHIBIT "B"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                       EVERGREEN RESOURCES, INC., BUYER

                              EXCLUDED PROPERTIES

1. Special Use Permit 94-013 approved on the 19th day of April, 1994, as the same may have been amended from time to time.

2.   The following equipment:
     -    2.875' tubing 158 jts. 5.13.70'
     -    5000' .875" rods
     -    2 - 5.5" tubing heads
     -    2 - 6 x 2.875" tubing hangers
     -    2 - 2.875" gate valves
     -    4 - casing valves
     -    2 - Barton recorders
     -    2 - Leveling saddles for Barton recorders
     -    4 - 1/2" ball valves
     -    2 - 24" pipe stands for recorders

3. The interest conveyed to Evergreen Resources, Inc. in accordance with that certain Preferential Right Agreement executed contemporaneously herewith covering any and all interest in the Cottontail Pass Unit, except for the 29 Cottontail Pass Unit wells (and associated 160 acre leasehold).

4. The interest conveyed to Evergreen Resources, Inc. in accordance with that certain Purchase and Sale Agreement - CPU PDP'S executed contemporaneously herewith covering any and all interest in the 29 Cottontail Pass Unit wells (and associated 160 acre leasehold).

5. A tract of land located in the SE 1/4 NW 1/4 Section 33, T32S, R66W, Las Animas County, Colorado.

                                  EXHIBIT "C"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                       EVERGREEN RESOURCES, INC., BUYER


                                  LITIGATION

    The following is a summary of the four outstanding litigation matters associated with the Properties:

    1. CANYON COMMUNITIES FOR A QUIET ENVIRONMENT, INC. VS. BOARD OF COUNTY COMMISSIONERS AND AMOCO PRODUCTION COMPANY, Civil Action No. 96-CV-17 (filed in March, 1996 in Las Animas County District Court). The plaintiffs in this case are objecting to the validity of the special use permit issued by the Board of County Commissioners and associated noise levels as the same pertain to Amoco's compressors located at the central gathering facility.

    2. THOMAS WALSH VS. AMOCO PRODUCTION COMPANY (filed in November, 1996 in Las Animas County District Court). The plaintiff in this case is objecting to the noise levels as the same pertain to Amoco's compressors located at the central gathering facility.

    3. CLAUDINE BLINKEY VS. AMOCO PRODUCTION COMPANY, Civil Action No. 97CV14 (filed in February, 1997 in Las Animas County District Court). The plaintiff in this case is objecting to the surface operations conducted by Amoco as lessee under the oil and gas lease.

    4. CLAUDINE BLINKEY VS. AMOCO PRODUCTION COMPANY, Civil Action No. 98 B 778 (removed to The United States District Court For the District Of Colorado).

                                  EXHIBIT "D"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                       EVERGREEN RESOURCES, INC., BUYER


                          ASSIGNMENT AND BILL OF SALE


STATE OF COLORADO        )
                         )
COUNTY OF LAS ANIMAS     )


    This ASSIGNMENT AND BILL OF SALE ("Assignment") dated the 1st day of July, 1998, but effective as of the 1st day of July, 1998 ("Effective Time"), is from Amoco Production Company, a Delaware corporation, with an office at 501 WestLake Park Boulevard, Houston, Texas 77079 (hereinafter referred to as "Assignor") to Evergreen Resources, Inc., a Colorado corporation, with an office at 1401 17th Street, Suite 1200, Denver, Colorado 80202 (hereinafter referred to as "Assignee").

    FOR Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby GRANTS, CONVEYS, SELLS and ASSIGNS to Assignee the following properties (real, personal or mixed) and rights (contractual or otherwise):

    1. All of Assignor's undivided oil and gas leasehold interests, working interests, net revenue interests, fee interests, mineral interests, royalty interests, production payments, overriding royalty interests, easements, rights-of-way, servitudes and surface leases to the extent they relate to any of the interests which are expressly described in Exhibit "A", including any and all right, title and interest in and to the oil, gas and other hydrocarbons in, on or under the lands described in Exhibit "A" and other hydrocarbons and products, whether liquid or gaseous, produced in association therewith;

    2. All of Assignor's right, title and interests in, to and under, or derived from, all of the presently existing and valid unitization, communization and pooling declarations, orders and agreements and units (including all units formed by voluntary agreement and those formed under the rules, regulations, orders or other official acts of any governmental entity having appropriate jurisdiction) to the extent they relate to any of the interests which are expressly described in Exhibit "A" or the production of oil, gas or other hydrocarbon substances attributable thereto;

    3. All of Assignor's right, title and interests in, to and under, or derived from, all of the presently existing and valid oil sales contracts, casinghead gas sales contracts, gas sales contracts, processing contracts, gathering contracts, transportation contracts (including that certain Letter Agreement dated the 21st day of March, 1994, that certain Letter Agreement dated the 21st day of October, 1997 and that certain Firm Transportation Service Agreement dated the 1st day of November, 1997, each by and between Amoco Energy Trading Company and Colorado Interstate Gas Company, as the same may have been amended from time to time), operating agreements, balancing agreements, joint venture agreements, partnership agreements, farmout agreements, and other contracts, agreements and other written instruments to the extent they relate to any of the interests which are expressly described in Exhibit "A"; and

    4. All of Assignor's right, title and interests in and to all personal property, fixtures, improvements, seismic data and information, permits (excluding the Special Use Permit), licenses, approvals, servitudes, rights-of-way, easements, surface leases and other surface rights, including without limitation, wells (whether producing, plugged and abandoned, shut-in, injection or water supply), tanks, boilers, buildings, fixtures, machinery, equipment, pipelines, utility lines, power lines, telephone lines, telegraph lines, roads and other appurtenances, to the extent the same are situated upon and/or used or held for use by Assignor solely in connection with the ownership, operation, maintenance and repair of the interests which are expressly described in Exhibit "A" or relate to the production of oil, gas or other hydrocarbons therefrom.

         ASSIGNOR EXCEPTS, RESERVES AND RETAINS, unto itself, its successors and assigns from the Properties the following properties (real, personal or mixed) and rights (contractual or otherwise):

    (a) Any and all interpretive seismic or geophysical information and data or any and all seismic or geophysical information and data covered by a non-disclosure obligation;

    (b) A concurrent interest in and to all contracts, agreements, easements, rights-of-way and any other rights to the extent that they relate to or affect the interests reserved herein;

    (c) Any and all pipelines, equipment, facilities, contracts, agreements, easements and rights-of-way owned by an affiliate(s) of Assignor; and

    (d) The properties (real, personal and mixed) and rights (contractual or otherwise) expressly described in Exhibit "B".

All of the properties (real, personal and mixed) and rights (contractual or otherwise) described hereinabove are referred to as "Properties".

    TO HAVE AND TO HOLD the Properties subject to the following terms and conditions:

    1. SPECIAL WARRANTY OF TITLE. ASSIGNOR WARRANTS AND SHALL DEFEND TITLE TO THE PROPERTIES CONVEYED TO ASSIGNEE AGAINST EVERY PERSON WHOMSOEVER LAWFULLY CLAIMING THE PROPERTIES OR ANY PART THEREOF BY, THROUGH AND UNDER ASSIGNOR, BUT NOT OTHERWISE.

    2. AGREEMENTS. This Assignment is made subject to and shall be burdened by the terms, covenants and conditions contained in any contracts, agreements and instruments affecting the Properties; and at and after the Effective Time, Assignee shall be bound by and shall perform all of the terms, covenants and conditions contained therein.

    3. COMPLIANCE WITH LAWS: This Assignment is made subject to all applicable laws, statutes, ordinances, permits, decrees, orders, judgments, rules and regulations which are promulgated, issued or enacted by a governmental entity or tribal authority having appropriate jurisdiction, and Assignee shall comply with the same at and after the Effective Time.

    4. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions contained in this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Properties, or any part thereof.

    5. PURCHASE AND SALE AGREEMENT. This Assignment is made in accordance with and is subject to the terms, covenants and conditions contained in that certain PURCHASE AND SALE AGREEMENT - NON-CPU OUTSIDE HUERFANO dated the 1st day of July, 1998, by and between Amoco Production Company and Evergreen Resources, Inc. ("Purchase and Sale Agreement"), and the terms, covenants and conditions contained in the Purchase and Sale Agreement are incorporated herein by reference as though said terms, covenants and conditions were fully set forth verbatim herein. If there is a conflict between the provisions of the Purchase and Sale Agreement and this Assignment, the provisions of the Purchase and Sale Agreement shall control the rights and obligations of the parties.

    EXECUTED on the day and year first referenced above, but effective as of the Effective Time.

                             Assignor
                             AMOCO PRODUCTION COMPANY


                            By:
                               -------------------------------
                            Name:  R. D. Howard
                            Title: Attorney-in-Fact


                            Assignee
                            EVERGREEN RESOURCES, INC.


                            By:
                               -------------------------------
                            Name:  Mark S. Sexton
                            Title: President & CEO

STATE OF COLORADO            )
                             )
COUNTY OF DENVER             )

    The foregoing instrument was acknowledged before me this 1st day of July, 1998, by R. D. Howard, Attorney-in-Fact on behalf of AMOCO PRODUCTION COMPANY, a Delaware corporation.


My commission expires:
                                    ----------------------------------
                                    Signature

                                    ----------------------------------
                                    Name (Printed, Typed or Stamped)
                                    Notary Public in and for the
                                    State of Colorado



STATE OF COLORADO            )
                             )
COUNTY OF DENVER             )

    The foregoing instrument was acknowledged before me this 1st day of July, 1998, by Mark S. Sexton, President & CEO on behalf of EVERGREEN RESOURCES, INC., a Colorado corporation.


My commission expires:
                                    ----------------------------------
                                    Signature

                                    ----------------------------------
                                    Name (Printed, Typed or Stamped)
                                    Notary Public in and for the
                                    State of Colorado

                                  EXHIBIT "E"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                       EVERGREEN RESOURCES, INC., BUYER

                                  CERTIFICATE

     I, _____________________, _________________________ of ________________, a
_______________ corporation ("_________"), do on this __ day of ______ hereby certify pursuant to Article __________ of the Purchase and Sale Agreement - Non-CPU Outside Huerfano by and between Amoco Production Company and Evergreen Resources, Inc., dated the 1st day of July, 1998 (the "Agreement"), that the representations and warranties contained in the Agreement are true and correct on and as of the date hereof, except for inaccuracies which in the aggregate are not material when considering the transaction as a whole.


                                       --------------------------------------


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                              -------------------------------

                                  EXHIBIT "F"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                       EVERGREEN RESOURCES, INC., BUYER

                                LETTERS-IN-LIEU


July 1, 1998


[Product Purchaser's Name]
[Product Purchaser's Address]


Gentlemen:

     Enclosed is a copy of an unrecorded Assignment and Bill of Sale dated the 1st day of July, 1998, from Amoco Production Company ("Seller") to Evergreen Resources, Inc. ("Buyer") conveying all of Seller's right, title and interests in and to the properties described in Exhibit "A" attached hereto
("Properties").

     You are currently disbursing proceeds from the oil or gas produced from the Properties pursuant to certain division orders, transfer orders or other agreements. This letter is provided by Seller and Buyer as an agreement in lieu of having separate division orders or transfer orders prepared and executed for the Properties.

     PAYMENT INSTRUCTIONS - Effective as of the next distribution date, and until further notice, Seller and Buyer hereby authorize and instruct you to pay to Buyer all amounts which become due to the interests formerly owned by Seller for any products produced or sold from the Properties. Payments should be made to Buyer at the following address:

                  Evergreen Resources, Inc.
                  1401 17th Street, Suite 1200
                  Denver, Colorado 80202

It is the intent of Seller and Buyer that there be no suspension of or interruption in payments made by you with respect to the Properties.

     INDEMNITY - Buyer hereby agrees to indemnify you against any and all claims, demands, suits, causes of action, losses, damages and costs (including attorneys' fees and costs of litigation) occurring as a result of your making remittances in the manner specified herein.

     FURTHER INFORMATION - Upon request, Buyer will furnish you a copy of the recorded Assignment and Bill of Sale, when available. If you have any questions regarding the Properties or other matters set forth herein, or if for any reason you are unable to comply with the request set forth in this letter, you are requested to contact:

                  Evergreen Resources, Inc.
                  1401 17th Street, Suite 1200
                  Denver, Colorado  80202
                  Number: 303-298-8100
                  Attn: Mark S. Sexton

     In order that Buyer may have a record evidencing your acceptance of this letter, we request that you sign two (2) copies of this letter in the space provided below and return one (1) fully executed copy to Buyer to the above address.


BUYER                                  SELLER
-----                                  ------

EVERGREEN RESOURCE., INC.              AMOCO PRODUCTION COMPANY

By:                                    By:
   ---------------------------            -------------------------------
Name: Mark S. Sexton                   Name: R. D. Howard
Title: President & CEO                 Title: Attorney-in-Fact



RECEIPT IS ACKNOWLEDGED THIS __ DAY OF ____, 1998.


----------------------------

By:
   -------------------------
Title:
      ----------------------
Name:
      ----------------------

                                  EXHIBIT "G"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                       EVERGREEN RESOURCES, INC., BUYER


                              OPINION OF COUNSEL

Date:

To:


Gentlemen:

This opinion is delivered to you pursuant to that certain Purchase and Sale Agreement - Non-CPU Outside Huerfano by and between Amoco Production Company, a Delaware corporation ("Amoco") and Evergreen Resources, Inc., a Colorado corporation ("Evergreen") dated the 1st day of July, 1998 (the "Agreement"). Capitalized terms not otherwise defined have the same meanings as set forth in the Agreement.

As counsel for ________________, I have made such legal and factual examinations as I have deemed necessary and proper in rendering the opinions herein expressed, and I have examined, among other things, the materials listed below:

(a)  The Certificate of Incorporation and Bylaws of _________, as amended;

(b) Advice from the _______________ Secretary of State as to the good standing of ________ in ________________;

(c) Certified copies of resolutions adopted by the Board of Directors of __________ in connection with the Agreement and certain related matters; and

(d)  An executed copy of the Agreement.

Based upon the foregoing and having regard to the legal considerations which I deem relevant, it is my opinion that:

1. _____________________ is a corporation duly organized, validly existing and in good standing under the Laws of the State of __________, having all requisite corporate power and authority to own and lease the Properties. ________ is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Properties are located;

2. ________ has all requisite corporate power and authority to execute and deliver the Agreement, to consummate the transactions contemplated therein and to perform all of the terms and conditions to be performed by it as provided for in the Agreement. The execution and delivery of the Agreement by _______, the performance by ________ of all of the terms and conditions to be performed by it and the consummation of the transactions contemplated therein have been duly authorized and approved by all necessary corporate action. The Agreement has been duly executed and delivered by _______ and constitutes the valid and binding obligation of ______, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

3. The execution and delivery of the Agreement and the consummation of the transaction contemplated therein will not conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of _______;

4. The execution and delivery of the Agreement and the consummation of the transaction contemplated therein will not violate any provision of, or require any filing, consent or approval under any Law applicable to or binding upon (assuming receipt of all consents and approvals of governmental entities or tribal authorities customarily obtained subsequent to the transfers of title); and

5. All necessary corporate action has been taken by _____ to authorize the execution and delivery of the Agreement and the performance by _____ of its obligations thereunder.

In rendering this opinion, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted as certified, photostatic or otherwise identified as copies. I also have obtained and relied upon such certificates as to factual matters and other assurances from public officials and officers of ______ as I considered necessary for the purpose of rendering this opinion. With respect to the good standing of ______, I have relied solely on the advice of the Secretary of State of _______.

The foregoing opinion is limited to the laws of the State of Colorado and the federal laws of the United States of America, and I express no opinion as to the applicability or the effect of the laws of any other jurisdiction.

This opinion is rendered solely for the benefit of the entity to which this opinion is addressed in connection with the Agreement and the transactions contemplated thereby, and may not be relied upon for any other purpose, nor may it be furnished to, used, circulated, quoted or referred to by any other person or entity without my prior written consent.

                                       Sincerely,


                                       -------------------------------------
                                       Name:
                                            --------------------------------
                                       Counsel For:
                                                   -------------------------

                                  EXHIBIT "H"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                       EVERGREEN RESOURCES, INC., BUYER


                             NON-FOREIGN AFFIDAVIT

                     EXEMPTION FROM WITHHOLDING OF TAX FOR
                 DISPOSITIONS OF U.S. REAL PROPERTY INTERESTS


    Article 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Evergreen Resources, Inc. ("Evergreen") that withholding of tax is not required upon the disposition of a U.S. real property interest by Amoco Production Company, the undersigned hereby certifies the following:

    1. Amoco Production Company is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate for purposes of U.S. income taxation;

    2.   Amoco Production Company's taxpayer identifying number is 73-0466080;
and

    3. Amoco Production Company's office address is 501 WestLake Park Boulevard, Houston, Texas 77079.

    Amoco Production Company understands that this certification may be disclosed to the Internal Revenue Service by Evergreen and that any false statement contained herein could be punished by fine, imprisonment, or both.

    Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare I have authority to sign this document.


                                       AMOCO PRODUCTION COMPANY



                                       By:
                                          ---------------------------------
                                       Name: R. D. Howard
                                       Title: Attorney-in-Fact

STATE OF COLORDO    )
                    )
COUNTY OF DENVER    )

    The foregoing instrument was acknowledged before me this 1st day of July, 1998, by R. D. Howard as Attorney-in-Fact on behalf of Amoco Production Company, a Delaware corporation.


My commission expires:
                                       ------------------------------------
                                       Signature

                                       ------------------------------------
                                       Name (Printed, Typed or Stamped)
                                       Notary Public in and for the
                                       State of Colorado

                                  EXHIBIT "I"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                       EVERGREEN RESOURCES, INC., BUYER

                               LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (this "Agreement") is dated the 1st day of July, 1998, by and between AMOCO PRODUCTION COMPANY, a Delaware corporation, with an office at 501 WestLake Park Boulevard, Houston, Texas 77079 (hereinafter referred to as "Amoco") and EVERGREEN RESOURCES, INC., a Colorado corporation, with an office at 1401 17th Street, Suite 1200, Denver, Colorado 80202 (hereinafter referred to as "Evergreen"), and is based on the following premises:

     WHEREAS, Amoco and Evergreen entered into a Purchase and Sale Agreement - Non-CPU Outside Huerfano dated the 1st day of July, 1998 wherein Amoco agreed to sell and Evergreen agreed to purchase Amoco's interest in the Raton Basin, Colorado ("Purchase and Sale Agreement");

     WHEREAS, Amoco has developed or acquired certain Standard Automation Modular System software known as SAMS and certain firmware that is used with equipment known as AMOCAMS which is utilized in connection with field automation systems (collectively referred to herein as "Proprietary Automation System"); and

     WHEREAS, Amoco and Evergreen have reached agreement with respect to the terms of the above.

     NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, Amoco and Evergreen agree as follows:

     1. GRANT. Amoco hereby grants to Evergreen, subject to all the terms and conditions of this Agreement, a nonexclusive, nonassignable right and license ("License") to the Proprietary Automation System. Under the License, Evergreen shall be authorized to use the Proprietary Automation System; provided however, Evergreen's use of the Proprietary Automation System shall be expressly limited to activities associated with operating the wells existing as of the date of this Agreement associated with the leases referenced on Exhibit "A" of the Purchase and Sale Agreement.

     2. THIRD-PARTY LICENSES. It is understood that certain third-party licenses are required before Evergreen can utilize the Proprietary Automation System licensed hereunder, as listed on Exhibit "A". Amoco will assist Evergreen in obtaining (at Evergreen's sole cost) third-party software license(s) needed to continue automation of such wells. Evergreen shall be solely responsible for all transfer fees and maintenance fees incurred which are associated with such third-party licenses.

     3. FORMAT. Amoco will provide Evergreen with one (1) copy of the object code and source code for the Proprietary Automation System, and one (1) copy of any and all user instruction manuals or program documentation therefor.

     4. MODIFICATIONS. Evergreen acknowledges Amoco's proprietary rights and title to the Proprietary Automation System and agrees to make available to Amoco promptly and at no charge for use in Amoco's normal business operations, all modifications and enhancements, if any, which Evergreen or its contractors hereafter may make to the Proprietary Automation System.

     5. MAINTENANCE. Evergreen agrees and acknowledges that Amoco shall not be required to perform any maintenance whatsoever of the Proprietary Automation System, including without limitation, the performance of modifications and/or enhancements to the Proprietary Automation System.

     6. WARRANTIES. AMOCO WARRANTS THAT IT HAS THE RIGHT TO GRANT THIS LICENSE. EVERGREEN ACKNOWLEDGES AND AGREES THAT THE PROPRIETARY AUTOMATION SYSTEM IS BEING PROVIDED BY AMOCO TO EVERGREEN "AS-IS, WHERE-IS", AND WITH ALL FAULTS IN ITS PRESENT CONDITION AND STATE OF REPAIR, WITHOUT RECOURSE. EXCEPT FOR THE WARRANTY SET FORTH ABOVE, AMOCO HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND/OR WARRANTIES CONCERNING THE PROPRIETARY AUTOMATION SYSTEM, EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, INCLUDING WITHOUT LIMITATION, CONDITION, QUALITY, COMPLIANCE WITH APPLICABLE LAWS, ABSENCE OF DEFECTS (LATENT OR PATENT), SAFETY, STATE OF REPAIR, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ABILITY OF THE PROPRIETARY AUTOMATION SYSTEM TO COMPLY WITH, ADDRESS OR ADAPT TO THE YEAR 2000 WHICH IS APPROACHING, AND EVERGREEN EXPRESSLY RELEASES AMOCO FROM THE SAME.

     7. RELEASE. EVERGREEN AGREES THAT AMOCO SHALL NOT BE RESPONSIBLE OR LIABLE FOR ANY LOSS, DESTRUCTION OF PROPERTY, LOSS OF PROFITS OR OTHER DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, ANY DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHICH MAY BE CAUSED BY THE PROPRIETARY AUTOMATION SYSTEM OR BY EVERGREEN'S USE OF THE PROPRIETARY AUTOMATION SYSTEM, AND EVERGREEN HEREBY RELEASES AMOCO FROM ALL SUCH RESPONSIBILITY AND LIABILITY.

     8. INDEMNITY. EVERGREEN SHALL RELEASE AMOCO FROM AND SHALL FULLY PROTECT, INDEMNIFY AND DEFEND AMOCO, ITS OFFICERS, AGENTS, EMPLOYEES AND AFFILIATES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS RELATING TO, ARISING OUT OF, OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE USE OF THE PROPRIETARY AUTOMATION SYSTEM UNDER THE TERMS OF THIS AGREEMENT, NO MATTER WHEN ASSERTED, INCLUDING WITHOUT LIMITATION, CLAIMS RELATING TO: (a) INJURY OR DEATH OF ANY PERSON OR PERSONS WHOMSOEVER, (b) DAMAGES TO OR LOSS OF ANY PROPERTY OR RESOURCES, (c) COMMON LAW CAUSES OF ACTION SUCH AS NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, NUISANCE OR

TRESPASS AND/OR (d) FAULT IMPOSED BY STATUTE, RULE, REGULATION OR OTHERWISE. THE INDEMNITY OBLIGATION AND RELEASE PROVIDED HEREIN SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS OF AMOCO, ITS OFFICERS, AGENTS, EMPLOYEES OR AFFILIATES.

     9. CONFIDENTIALITY. Evergreen shall maintain in confidence and not disclose the Proprietary Automation System to any third parties, except contractors of Evergreen performing maintenance or providing enhancements to the Proprietary Automation System. Evergreen shall be responsible for any disclosure or other breach of this provision by its contractors. Evergreen agrees and acknowledges that all of the Proprietary Automation System is the confidential information of and is proprietary to Amoco. All applicable copyright, trade secret, patent and other intellectual property rights in the Proprietary Automation System are and shall remain in Amoco. Evergreen shall mark and maintain all documentation relating to the Proprietary Automation System as follows:

          COPYRIGHT 1998 AMOCO CORPORATION
          CONFIDENTIAL AND PROPRIETARY
          ALL RIGHTS RESERVED

     10. AMOCO NAME. Evergreen shall make no oral or written statement or perform any act indicating that Amoco or any of Amoco's affiliates endorse or approve, or has endorsed or approved, any version of the Proprietary Automation System made or used by Evergreen. Except as otherwise provided in Paragraph 9 above, Evergreen shall not associate or in any way connect any name or trademark of Amoco or any of Amoco's affiliates with Evergreen's work products without Amoco's prior written consent.

     11. EXPORT CONTROL REGULATIONS. Evergreen agrees to abide by the export control regulations of the United States with respect to the Proprietary Automation System.

     12. TERM. This Agreement shall commence on the Closing (as defined in the Purchase and Sale Agreement) and shall have a term of one (1) year and as long thereafter as Evergreen owns a majority interest in (i.e., greater than 50%) AND operates the wells existing as of the date of this Agreement associated with the leases referenced on Exhibit "A" of the Purchase and Sale Agreement, unless sooner terminated as provided herein. This Agreement may be terminated in the following instances:

          (a) This Agreement will terminate automatically if and when Evergreen transfers more than fifty percent (50%) of its interest in the wells existing as of the date of this Agreement associated with the leases referenced on Exhibit "A" to the Purchase and Sale Agreement;

          (b) This Agreement will terminate automatically if Evergreen attempts to transfer all or any of its rights under this Agreement in whole or in part without the prior written consent of Amoco;

          (c) This Agreement may be terminated at Amoco's option if Evergreen breaches any material provision of this Agreement and fails to remedy said breach within ten (10) days after receipt of written notice from Amoco thereof; and

          (d) This Agreement may be terminated by Evergreen (except for Sections 6, 7, 8 and 9 which shall survive termination) at any time effective upon Amoco's receipt of all documentation and software relating to the Proprietary Automation System and a certification from Evergreen warranting that Evergreen is no longer using and shall not in the future use the Proprietary Automation System.

Termination of this Agreement shall not relieve either party of its obligations hereunder which shall have arisen prior to termination. Upon termination of this Agreement, Evergreen shall return to Amoco promptly the originals and all of Evergreen's copies or reproductions of documentation and software relating to the Proprietary Automation System.

13.  MISCELLANEOUS.

     (a) SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned by Evergreen, either in whole or in part, without the express written consent of Amoco. The terms, covenants and conditions contained in this Agreement shall be binding upon and shall inure to the benefit of Amoco and Evergreen and their respective successors and assigns.

     (b) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Colorado, excluding any conflict of law rules which may require the application of laws of another jurisdiction.

     (c) NOTICES. All notices, requests and other communications shall be provided in accordance with the terms of the Purchase and Sale Agreement.

     (d) AMENDMENTS AND SEVERABILITY. No amendments or other changes to this Agreement shall be effective or binding on either of the parties unless the same shall be in writing and signed by both Amoco and Evergreen. The invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

     (e) NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement shall entitle anyone other than Amoco or Evergreen or their authorized successors and assigns to any claim, cause of action, remedy or right of any kind whatsoever.

     (f) HEADINGS. The titles and headings set forth in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     (g) NO PARTNERSHIP CREATED. It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership or any type of association, and the parties are not authorized to act as agent or principal for each other with respect to any matter related hereto.

     (h) ENTIRE AGREEMENT. This Agreement supersedes all prior and contemporaneous negotiations, understandings, letters of intent and agreements (whether oral or written) between the parties relating to the Proprietary Automation System and constitutes the entire understanding and agreement between the parties with respect to the license of the Proprietary Automation System.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.


                                       AMOCO PRODUCTION COMPANY


                                       By:
                                          --------------------------------
                                       Name: R. D. Howard
                                       Title: Attorney-in-Fact


                                       EVERGREEN RESOURCES, INC.


                                       By:
                                          --------------------------------
                                       Name: Mark S. Sexton
                                       Title: President & CEO

                                  EXHIBIT "A"
                             TO LICENSE AGREEMENT
                       BETWEEN AMOCO PRODUCTION COMPANY
                         AND EVERGREEN RESOURCES, INC.

Third-Party Products necessary for use of Amoco SAMS Software:

---------------------------------------------------------------------------
PRODUCT                          VENDOR
---------------------------------------------------------------------------

SunSoft Interactive UNIX         SunSoft, Inc.
Graphical Solution Multi-User    6601 Central Drive West, Suite 700
                                 Los Angeles, CA  90099-5865

SunSoft Interactive              SunSoft, Inc.
Software Development System      6601 Central Drive West, Suite 700
                                 Los Angeles, CA  90099-5865

Unify Accel                      Unify Corporation
1 IDS                            15770 North Dallas Pkwy., Suite 600
Development Version              Dallas, TX  75248
                                 Attn: Richard Templin

Vermont Views for UNIX           Vermont Creative Software
Non-Commented Source             Pinnacle Meadows
                                 Richmond, VT  05476
                                 Attn: Peter Drake


Third-Party Products Necessary for use of Amoco RTU Software:

---------------------------------------------------------------------------
PRODUCT                          VENDOR
---------------------------------------------------------------------------

C-Exec for 8086/88               JMI Software Consultants
Runtime Version                  904 Sheble Lane
                                 Spring House, PA 19477

                                  EXHIBIT "J"
                        TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                       EVERGREEN RESOURCES, INC., BUYER

                             LITIGATION AGREEMENT

     THIS LITIGATION AGREEMENT (the "Agreement") is dated the 1st day of July, 1998, by and between Amoco Production Company, a Delaware corporation, with an office at 501 WestLake Park Boulevard, Houston, Texas 77079 (hereinafter referred to as "Amoco") and Evergreen Resources, Inc., a Colorado corporation, with an office at 1401 17th Street, Suite 1200, Denver, Colorado 80202 (hereinafter referred to as "Evergreen"), and is based on the following premises:

     WHEREAS, Amoco and Evergreen entered into a Purchase and Sale Agreement - Non-CPU Outside Huerfano dated the 1st day of July, 1998 wherein Amoco agreed to sell and Evergreen agreed to purchase Amoco's interest in the Raton Basin, Colorado ("Purchase and Sale Agreement");

     WHEREAS, Amoco and Evergreen have reached agreement with respect to the terms of the above.

     NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, Amoco and Evergreen agree as follows:

     1. Prior to Closing (as defined in the Purchase and Sale Agreement), Amoco shall use reasonable efforts to settle the litigation referenced in Exhibit "A" attached hereto and incorporated herein by reference (the "Litigation"); provided however, Amoco shall have no obligation to settle one or more cases which are included in the Litigation if in its sole discretion it determines that the terms of settlement being offered by the plaintiffs in each case are not reasonable and further provided that no such settlement shall impose any post-Closing obligation, duty or encumbrance upon Evergreen, its ownership or operation of the properties or facilities which are the subject of the Litigation.

     2. If all the cases in the Litigation are not settled prior to the Closing, the following provisions shall apply:

          (a) Amoco and Evergreen shall cooperate with each other in connection with the Litigation to the extent necessary to defend against the outstanding allegations. Notwithstanding the foregoing, neither Amoco nor Evergreen shall be under any obligation to take any affirmative action or refrain from taking any action which said party determines in its sole judgment would be detrimental to its individual position.

          (b) Amoco shall be solely responsible for any and all losses, damages, liabilities, fines and penalties relating to, arising out of, or connected, directly or indirectly, with the Litigation, which pertain to the period of time prior to the Closing. Amoco acknowledges that Evergreen, by entering into the Purchase and Sale Agreement and this Agreement, is not admitting responsibility for, nor is it indemnifying Amoco, nor agreeing to any claim of contribution as it relates to losses, damages, liabilities, fines and penalties relating to, arising out of, or connected, directly or indirectly, with the Litigation to the extent any such claims are based upon conduct or events occurring prior to the Closing.

          (c) Evergreen acknowledges that upon the Closing of the transaction contemplated by the Purchase and Sale Agreement that it may find itself joined as a Defendant in the Litigation. Evergreen agrees it will be responsible for any and all losses, damages, liabilities, fines and penalties relating to, arising out of or connected, directly or indirectly, with the Litigation to the extent any such claims are based upon Evergreen's ownership and/or operation of the relevant properties subsequent to the Closing.

          (d) Amoco and Evergreen shall each bear their individual court cost and attorneys' fees incurred in defending the Litigation.

     3. ASSIGNABILITY. The rights, duties and privileges under this Agreement shall not be assigned by either party hereto without the prior written consent of the non-assigning party.

     4. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Colorado, excluding any conflict of law rules which may require the application of laws of another jurisdiction.

     5. NOTICES. All notices, requests and other communications shall be provided in accordance with the terms of the Purchase and Sale Agreement.

     6. OTHER AGREEMENTS. If there is a conflict between the terms of the Purchase and Sale Agreement and the terms of this Agreement, the terms of this Agreement shall control the rights and obligations of the parties, but only to the extent necessary to resolve the conflict. Except as amended herein, the terms of the Purchase and Sale Agreement shall remain in full force and effect.

     The parties have executed this Agreement on the day and year first set forth above.


                         AMOCO PRODUCTION COMPANY

                         By:
                            -------------------------------
                         Name: R. D. Howard
                         Title: Attorney-in-Fact


                         EVERGREEN RESOURCES, INC.


                         By:
                            -------------------------------
                         Name: Mark S. Sexton
                         Title: President & CEO

                                  EXHIBIT "A"

                            TO LITIGATION AGREEMENT
                                BY AND BETWEEN
                       AMOCO PRODUCTION COMPANY, SELLER
                                      AND
                       EVERGREEN RESOURCES, INC., BUYER

                                  LITIGATION

    The following is a summary of the four outstanding litigation matters associated with the Properties:

    1. CANYON COMMUNITIES FOR A QUIET ENVIRONMENT, INC. VS. BOARD OF COUNTY COMMISSIONERS AND AMOCO PRODUCTION COMPANY, Civil Action No. 96-CV-17 (filed in March, 1996 in Las Animas County District Court). The plaintiffs in this case are objecting to the validity of the special use permit issued by the Board of County Commissioners and associated noise levels as the same pertain to Amoco's compressors located at the central gathering facility.

    2. THOMAS WALSH VS. AMOCO PRODUCTION COMPANY (filed in November, 1996 in Las Animas County District Court). The plaintiff in this case is objecting to the noise levels as the same pertain to Amoco's compressors located at the central gathering facility.

    3. CLAUDINE BLINKEY VS. AMOCO PRODUCTION COMPANY, Civil Action No. 97CV14 (filed in February, 1997 in Las Animas County District Court). The plaintiff in this case is objecting to the surface operations conducted by Amoco as lessee under the oil and gas lease.

    4. CLAUDINE BLINKEY VS. AMOCO PRODUCTION COMPANY, Civil Action No. 98 B 778 (removed to the United States District Court For the District Of Colorado).